Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

February 19, 2021

HealthEquity, Inc.

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HealthEquity, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s offer and sale of 5,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and up to an additional 750,000 shares of Common Stock in connection with the underwriters’ option to purchase such additional shares (collectively, the “Shares”) pursuant to that certain underwriting agreement, dated February 16, 2021, by and between the Company and BofA Securities, Inc., as underwriter (the “Underwriting Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The Shares are being offered pursuant to a Registration Statement on Form S-3 (File No. 333-227231), including a related base prospectus dated September 7, 2018, and such amendments thereof, prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, the Amended and Restated Bylaws of the Company, as amended through the date hereof, the Registration Statement, the Prospectus, the Underwriting Agreement, relevant resolutions adopted by the Company’s board of directors and committees thereof, and other records, certificates and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

New York Washington Houston Palo Alto San francisco Chicago Paris London Frankfurt Brussels Milan Rome

HealthEquity, Inc.

February 19, 2021

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP